UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 8, 2004


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-13305                                          75-1971716
(Commission file number)                    (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas             79701
   (Address of principal executive offices)             (Zip code)


                                 (432) 684-3727
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

         On October 8, 2004, Parallel, L.P., a wholly-owned subsidiary of Parallel Petroleum Corporation (collectively, "Parallel"), purchased from Kaiser-Francis Oil Company producing oil and gas properties located in the Fullerton Field of Andrews County, Texas in the Permian Basin of west Texas. The net purchase price for the properties was approximately $5.63 million. The effective date of the purchase was September 1, 2004.

         Under terms of the Purchase and Sale Agreement among Parallel, L.P., Texland Petroleum, L.P., Kaiser-Francis Oil Company and KF Energy Limited Partnership, Parallel acquired additional interests in its Lineberry and Grogan leases covering 720 gross (349 net) acres and 21 gross (9.7 net) producing oil and gas wells. The wells produce from the San Andres formation at a depth of approximately 4,800 feet. Daily production from the additional interests is approximately 100 equivalent barrels of oil per day, net to Parallel, which is unhedged. This acquisition has increased Parallel's working and net revenue interests in these two leases from an average 35.3% working interest and an average 26.3% net revenue interest to an average 76.5% working interest and an average 58.9% net revenue interest.

         The additional interests acquired in this transaction represent an estimated 540,000 equivalent barrels of proved oil and gas reserves, net to Parallel, of which approximately 73% is proved developed producing reserves.

         Parallel has no relationship with Kaiser-Francis, other than in respect of the Purchase and Sale Agreement.

         The purchase price was financed with loan proceeds drawn under Parallel's revolving credit facility provided by First American Bank, SSB, BNP Paribas and Western National Bank.

         All of the properties acquired from Kaiser-Francis were pledged as additional collateral to further secure the payment and performance of Parallel's indebtedness and obligations under its revolving credit facility.

Item 9.01  Financial Statements and Exhibits.

           (c) Exhibits.

               Exhibit No.                      Description

                  10.1 Purchase and Sale Agreement, dated October 8, 2004, between Kaiser-Francis Oil Company and KF Energy
                                    Limited Partnership (Seller) and
                                    Texland Petroleum, L.P. and Parallel,
                                    L.P. (Buyer)

                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: October 13, 2004


                         PARALLEL PETROLEUM CORPORATION


                         By:  /s/ Larry C. Oldham
                              ------------------------------------
                              Larry C. Oldham, President and Chief
                              Executive Officer

                                                                 Exhibit 10.1









                           PURCHASE AND SALE AGREEMENT
                                     BETWEEN

                           KAISER-FRANCIS OIL COMPANY
                                       AND
                          KF ENERGY LIMITED PARTNERSHIP
                                    (SELLER)

                                       AND

                            TEXLAND PETROLEUM, L. P.
                                       AND
                                 PARALLEL L. P.
                                     (BUYER)


                                      DATED

                                 OCTOBER 8, 2004

                                TABLE OF CONTENTS



ARTICLE 1.  DEFINITIONS......................................................1

1.1  Definitions.............................................................1

ARTICLE 2.  PURCHASE AND SALE................................................5

2.1  Purchase and Sale.......................................................5

2.2  Transfer of Ownership...................................................5

ARTICLE 3.  PURCHASE PRICE...................................................5

3.1  Purchase Price..........................................................5

3.2  Manner of Payment of Purchase Price.....................................5

3.3  Adjustments to Purchase Price...........................................5

ARTICLE 4.  ASSUMPTION OF OBLIGATIONS; INDEMNITIES; COVENANTS................7

4.1  Buyer...................................................................7

4.2  Seller..................................................................7

4.3  Environmental Matters...................................................7

4.4 Title Matters............................................................8

4.5 Casualty Loss............................................................9

4.6  Limitations on Certain Purchase Price Adjustments.......................9

4.7  Due Diligence...........................................................9

4.8  Defense of Claims.......................................................9

ARTICLE 5.  SELLER'S REPRESENTATIONS AND WARRANTIES.........................10

5.1  Existence..............................................................10

5.2  Authorization..........................................................10

5.3  Power..................................................................10

5.4  Conflicts..............................................................10

5.5  Default................................................................11

5.6  Bankruptcy.............................................................11

5.7  Regulatory Violation...................................................11

5.8  Litigation.............................................................11

5.9  Unrecorded Documents...................................................11

5.10  Taxes.................................................................11

5.11  Leases................................................................11

5.12  Suspense..............................................................11

5.13  Imbalances............................................................12

5.14  Tax Partnerships......................................................12

5.15  Preferential Rights...................................................12

5.16  Tax Returns...........................................................12

5.17  Expenses Paid.........................................................12

5.18  AFEs..................................................................13

5.19  Equipment Compliance..................................................13

5.20  Environmental Consents................................................13

5.21  Licenses..............................................................13

5.22  Brokers' Fees.........................................................13

5.23  Environmental Condition...............................................13

ARTICLE 6.  BUYER'S REPRESENTATIONS AND WARRANTIES..........................13

6.1  Existence..............................................................13

6.2  Authorization..........................................................14

6.3  Power..................................................................14

6.4  Conflicts..............................................................14

6.5  Default................................................................14

6.6  Brokers' Fees..........................................................14

6.7  Further Distribution...................................................14

6.8  Licenses...............................................................14

6.9  Cash on Hand...........................................................14

ARTICLE 7.  BUYER'S CONDITIONS PRECEDENT....................................15

7.1  Conditions Precedent to Obligations of Buyer...........................15

7.2  Third Party Consents...................................................15

ARTICLE 8.  SELLER'S CONDITIONS PRECEDENT...................................15

8.1 Conditions Precedent to Obligations of Seller...........................15

ARTICLE 9.  RIGHT OF TERMINATION............................................15

9.1  Termination............................................................15

9.2  Liabilities Upon Termination...........................................16

ARTICLE 10.  TRANSACTIONS AT AND AFTER CLOSING..............................16

10.1  Closing Documents.....................................................16

10.2  Time and Place of Closing.............................................16

10.3  Closing Obligations...................................................16

10.4  Further Assurances....................................................17

10.5  Post-Closing Adjustments..............................................17

10.6  Files and Records.....................................................18

ARTICLE 11.  MISCELLANEOUS..................................................18

11.1  Notices...............................................................18

11.2  Counterparts..........................................................18

11.3  Expenses..............................................................18

11.4  Article Headings......................................................19

11.5  Amendment.............................................................19

11.6  Gender................................................................19

11.7  Entire Agreement......................................................19

11.8  Successors and Assigns................................................19

11.9  Survivability.........................................................19

11.10  Severability.........................................................19

11.11  Governing Law........................................................19

11.12  Deceptive Trade Practices Waiver.....................................20

11.13  Press Releases.......................................................20

11.14  Buyer Liability......................................................20

                         EXHIBITS AND SCHEDULES

Exhibit "A"          Description of Leases, Wells and Interests Being Conveyed
Exhibit "B"          Assignment, Bill of Sale and Conveyance
Exhibit "C"          Allocation of Values
Exhibit "D"          Form of Non-Foreign Affidavit
Schedule 5.13        Gas Imbalances
Schedule 5.14        Tax Partnerships
Schedule 5.15        Preferential Rights
Schedule 5.18        AFEs

                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into as of this 8th day of October, 2004, between KAISER-FRANCIS OIL COMPANY, A DELAWARE CORPORATION ("KFOC") and KF ENERGY LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP ("KF Energy") (collectively "Seller") and TEXLAND PETROLEUM, L. P., A TEXAS LIMITED PARTNERSHIP ("Texland") and PARALLEL L. P., A TEXAS LIMITED PARTNERSHIP ("Parallel") (collectively "Buyer"). RECITALS:

         Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, all of Seller's interest in and to certain oil and gas properties more particularly described herein upon the terms and conditions and for the consideration hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the benefits to be derived by each party hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                             ARTICLE 1. DEFINITIONS
                                        -----------

         1.1 Definitions. For purposes of the Agreement, the following terms, in addition to the other capitalized terms used in this Agreement which are defined elsewhere herein, shall have the meanings set forth below:

         "Basic Documents" - Leases; joint operating agreements; oil, gas, liquids, casinghead gas and condensate purchase, sales, processing, gathering, treatment, compression, and transportation agreements; farmout or farmin agreements; joint ventures; dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; servicing contracts, easement and right-of-way agreements; easements, rights-of-way, permits, licenses, servitudes, surface leases, saltwater disposal agreements, or other interests appertaining to the Leases and all other executory contracts and agreements; insofar as the foregoing relate directly to the Properties.

         "Closing" - The consummation of the purchase and sale transaction contemplated by this Agreement as provided in Article 10.2.

         "Closing Date" - on or before October 8, 2004.

         "Defensible Title" - As to the Properties, such title held by Seller that, subject to and except for the Permitted Encumbrances: (i) entitles Seller to receive not less than the "Net Revenue Interest" set forth in Exhibit "A" of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Properties; (ii) obligates Seller to bear costs and expenses relating to the maintenance, development and operation of wells located on or attributable to the Properties in an amount not greater than the "Working Interest" set forth in Exhibit "A" (unless there is a proportionate increase in Seller's Net Revenue Interest); and (iii) is free and clear of encumbrances, liens, defects, and any impediment other than Permitted Encumbrances, that would impair Seller's right to receive the revenues attributable to

Seller's Net Revenue Interest and such impairment would be considered unacceptable by a reasonable and prudent person engaged in the business of the ownership, development, and operation of oil and gas properties with knowledge of all of the facts and appreciation of their legal significance.

         "Effective Time" - September 1, 2004 at 7:00 a.m., local time where the respective Properties are located.

         "Environmental Laws" - Any and all federal, state and local laws, statutes, regulations, rules, orders, ordinances, permits, judicial decisions or determinations of any governmental authority pertaining to health, the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Properties are located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act ("SARA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Act of 1984 ("HSWA"), as amended, the Toxic Substances Control Act ("TSCA"), as amended, the Occupational Health and Safety Act ("OSHA"), as amended, and the Hazardous Materials Transportation Act, as amended, in effect prior to, on, or after the Closing Date.

         "Knowledge" - The actual knowledge, without independent investigation, of any officer or manager of such entity in charge of a discrete business area or function having responsibility for the referenced matter.

         "Lease" or "Leases" - Those oil, gas and mineral leases listed and described on Exhibit "A" and the lands covered thereby and any amendments and ratifications thereof, subject to the reservations of Seller set forth in the definition of Properties.

         "New Development Wells" - The four (4) wells set forth and described below which are presently being drilled or have recently been completed in which Seller has an interest:

Cooperative Wells:                                 Location:
------------------                                 --------
   Scarborough San Andres Unit #2049               2001 FNL & 130  FEL,  SEC 20
                                                   BLK  A-31,  PSL Survey

   Lineberry (San Andres) Unit #815                664  FSL & 135  FWL,  SEC 15
                                                   BLK  A-26,  PSL Survey

Lineberry Unit Wells:                              Location:
--------------------                               --------
   Lineberry (SA & CF) Unit #2C                    2001 FNL & 1330 FWL,  SEC 16
                                                   BLK  A-26,  PSL Survey

   Lineberry (SA & CF) Unit #3316                  1980 FSL & 1330 FWL,  SEC 16
                                                   BLK  A-26,  PSL Survey

         "Permitted Encumbrances" - Any or all of the following: (i) encumbrances that arise under operating agreements to secure payment of amounts not yet delinquent and are of a type and nature customary in the oil and gas industry; (ii) encumbrances that arise as a result of pooling and unitization agreements, declarations, orders, or laws to secure payment of amounts not yet delinquent; (iii) encumbrances securing payments to mechanics and materialmen and payment of taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business; (iv) lessor's royalties, overriding royalties, division orders, reversionary interests and other similar burdens that do not operate to reduce the Net Revenue Interest of Seller in and to the Properties to less than the amount set forth in Exhibit "A" or increase the Working Interest of Seller in and to the Properties to greater than the amount set forth in Exhibit "A" (without a corresponding increase in the Net Revenue Interest); (v) easements, rights-of-way, servitudes, permits, surface leases, surface use restrictions and other surface uses and impediments on, over or in respect of any of the Properties that, as of the Effective Time, appear of record in the public records of the county wherein the Properties are located, provided that they do not interfere materially with the ownership, operation, value, or use of the Property affected, (vi) rights reserved to or vested in any municipality or governmental, tribal, statutory, or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules, and orders of any municipality or governmental or tribal authority, (vii) sales contracts for oil, gas or associated liquid or gaseous hydrocarbons that may be canceled with 60 days notice, (viii) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which (a) waivers or consents are obtained from the appropriate parties, or (b) required notices have been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights, (ix) all rights to consent by, required notices to, filings with, or other actions by governmental agencies in connection with the sale or conveyance of oil and gas leases or interests therein or sale of production therefrom, if the same are customarily obtained subsequent to such sale or conveyance, and (x) any Title Defects waived by Buyer pursuant to the terms of this Agreement.

         "Property or Properties" - All of Seller's right, title and interest in, to and under the lands, leases, wells and agreements described on Exhibit "A," including, but not limited to, all of Seller's leasehold interests, operating rights, interests in cooperative well agreements, overriding royalty interests, reversionary interests, net profits interests, surface interests, mineral interests, royalty interests, and any other similar or dissimilar interest in the lands, leases and wells, together with rights in any pooled or unitized acreage by virtue of any lands covered by the Leases being a part thereof, including, but not limited to, all of Seller's right, title and interest in, to, under and derived from:

                  (a) The oil, gas and mineral leases and the royalty or mineral deeds described in Exhibit "A" attached hereto (the "Leases"), together with corresponding interests in and to all the property and rights incident thereto, including all rights in any pooled or unitized acreage by virtue of the Leases being a part thereof, all production from the pool or unit allocated to any such Leases, and all interests in any wells within the pool or unit associated with the Leases;

                  (b) The equipment and other personal and mixed property, improvements, easements, rights-of-way, permits, licenses, servitudes and any other estates situated in or upon, or used or useful, or held for future use in connection with the exploration, development and production of oil, gas and other minerals, sulfur, associated gas from any of the Leases or the treatment, storage or transportation of such substances therefrom, including wells, casing, tubing, derricks, tanks, batteries, boilers, separators, rods, pumps, flow lines, water lines, gas lines, buildings, fixtures, machinery, gas gathering or processing systems or pipelines, power lines, telephone and telegraph lines, and all other fixtures and improvements, currently located on the Leases or lands pooled therewith or located thereon as of the Effective Time;

                  (c) Seller's rights and obligations resulting or derived from all Basic Documents;

                  (d) All easements, rights-of-way, licenses, authorizations, permits, and similar rights and interests applicable to, or used or useful in connection with, any or all of the above-described interests;

                  (e) All Records; and

                  (f) All oil, gas and associated liquid and gaseous hydrocarbons stored upon or produced from the Leases after the Effective Time;

it being the intent hereof to convey to Buyer all of Seller's interest in and to the Properties listed in Exhibit "A," whether the Exhibit "A" omits or incorrectly limits or incompletely describes the lands or wells or Seller's interests therein.

         "Records" - With the exception of Seller's financial and general tax records, such term shall include all lease files, land files, well files, gas and oil sales contract files, gas processing files, copies of accounting records and information directly relating to production from and expenses attributable to the Properties which are reasonably requested by Buyer, abstracts, title opinions, well logs, cores, production data, and all other similar books, files and records, information, and data (including engineering and geological data, but excluding geophysical data), and all rights thereto, of Seller insofar as the same are directly related to any of the Properties, to the extent the transfer thereof is not prohibited by existing contractual obligations with third parties (Seller shall notify Buyer and provide copies of any such existing contractual obligations). Seller shall retain the originals of any records that pertain to both lands included within the Properties and lands reserved by Seller. In such case Buyer shall receive copies of the affected Records. Prior to closing, Seller may copy any portion of the original Records that it wishes to retain. Buyer shall retain the originals of Records for a period of not less than seven (7) years after the Closing. Seller makes no representation as to the accuracy or completeness of any of the Records and Buyer's reliance thereon is at its own risk.

         "Title Defect" - Any encumbrance, encroachment, irregularity, defect in, or objection to Seller's title to the Properties (excluding Permitted Encumbrances), that alone or in combination with other defects renders Seller's title to the Properties or part thereof less than Defensible Title.

                          ARTICLE 2. PURCHASE AND SALE
                                     -----------------

         2.1 Purchase and Sale. Subject to the terms of this Agreement, Seller agrees to sell and Buyer agrees to purchase at the Closing, but effective as of the Effective Time, all of Seller's right, title and interest in the Properties. The Properties will be sold and conveyed to Buyer in the proportions of 25% to Texland and 75% to Parallel ("Buyers' Acquisition Percentages").

         2.2 Transfer of Ownership. At the Closing, ownership of all production attributable to the Properties conveyed to Buyer shall pass as of the Effective Time and all other attributes of ownership shall pass as of the Closing Date, subject to the adjustments to the Purchase Price provided below.


                            ARTICLE 3. PURCHASE PRICE
                                       --------------

         3.1 Purchase Price. The purchase price payable by Buyer to Seller for the Properties shall be SEVEN MILLION FIVE-HUNDRED THOUSAND DOLLARS AND NO/100THS ($7,500,000.00) ("Purchase Price"), payable by Buyer in Buyers' Acquisition Percentages or ONE-MILLION EIGHT-HUNDRED SEVENTY-FIVE THOUSAND DOLLARS AND NO/100THS ($1,875,000.00) by Texland and FIVE-MILLION SIX-HUNDRED TWENTY-FIVE THOUSAND DOLLARS AND NO/100THS ($5,625,000.00) by Parallel.

         3.2 Manner of Payment of Purchase Price. The Purchase Price, as adjusted pursuant to Article 3.3, shall be paid at the Closing by Buyer to Seller or its designee(s) by wire transfer of immediately available funds or by such other method as may be agreed to by the parties hereto.

         3.3 Adjustments to Purchase Price. The Purchase Price shall be adjusted at the Closing Date and at the Final Settlement Date (as hereinafter defined) as follows:

         (a) The Purchase Price shall be adjusted upward by the following:

                  (i) The value of all merchantable allowable oil or other liquids in storage owned by Seller above the pipeline connection at the Effective Time, and not previously sold by Seller, that is credited to the Properties, such value to be the contract price, or if no contract is in effect, the actual sales price, less taxes or gravity adjustments deducted by the purchaser of such oil or other liquids;

                  (ii) The amount of all expenditures made in compliance with this Agreement (including royalties, rentals and other charges and expenses billed under applicable operating agreements, or in the absence of an operating agreement, expenses of the sort customarily billed under such agreements) with respect to the Properties which relate to the period after the Effective Time and are paid by or on behalf of Seller in connection with the operation and development of the Properties after the Effective Time;

                  (iii) An amount equal to all prepaid expenses made in compliance with this Agreement attributable to the Properties that are paid by or on behalf of Seller that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time including, without limitation, prepaid utility charges, prepaid ad valorem, property, production, severance and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom;

                  (iv) The amount of all expenditures paid by Seller for Seller's proportionate share of the costs of drilling, completing and operating the New Development Wells, regardless of whether such expenditure was paid before or after the Effective Date; provided however, the Seller shall be responsible for all remedial costs on the Lineberry (SA & CF) Unit #2C Well necessary to obtain, to the reasonable satisfaction of Buyer, a cement bond log across the San Andres formation with sufficient cement height above and below to permit a fracture treatment . After the Buyer is satisfied with the cement bond log, the Buyer will assume operations of the well and Seller shall be relieved of all liabilities, except the cost, negotiated in good faith, necessary to satisfy the cementing requirements of the Railroad Commission of Texas for fresh water protection, which costs will be a downward adjustment to the Purchase Price accounted for at the post closing. In the event, the well can not be remediated as described above, then the parties will share all costs associated with the well at their ownership interests which existed prior to the sale contemplated by this agreement; and

                  (v) Any other amount required under this Agreement or otherwise agreed upon by Buyer and Seller.

         (b) The Purchase Price shall be adjusted downward by the following:

                  (i) The amount of all proceeds actually received or accrued and receivable by or on behalf of Seller attributable to production from the Properties after the Effective Time;

                  (ii) The amount of all proceeds actually received or accrued and receivable by or on behalf of Seller attributable to Seller's proportionate interest in the New Development Wells, regardless of whether such proceeds are attributable to production before or after the Effective Time; and

                  (iii) An amount equal to all unpaid ad valorem, property, production, severance, and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of the Properties or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Properties in accordance with generally accepted accounting principles prior to the Effective Time, which amount shall, to the extent not actually assessed, be computed based upon such taxes and assessments for the preceding calendar year or, if such taxes or assessments are assessed on other than a calendar year basis, for the tax related year last ended; and

                  (iv) Any other amounts required under this Agreement or otherwise agreed upon by Buyer and Seller.


          ARTICLE 4. ASSUMPTION OF OBLIGATIONS; INDEMNITIES; COVENANTS
                     -------------------------------------------------

         4.1 Buyer. Buyer, as owner of the Properties acquired under the terms of this Agreement, shall, by the consummation of the transactions contemplated by this Agreement, obligate itself to assume and timely discharge all duties and obligations of the Seller as owner of the Properties and in connection with the Basic Documents provided by Seller to Buyer, and obligations under applicable local, state, or federal law relating to the Properties which accrue or arise from and after the Effective Time, except those arising out of any actions, suits, claims, or demands incurred or arising from acts or omissions of Seller as owner of the Properties prior to the Effective Time and those accruing or arising from a breach by Seller of any representation, warranty, covenant, or agreement contained herein. Except as otherwise provided herein, Buyer does hereby agree to defend, save harmless, and indemnify Seller, its officers, directors, and stockholders, from all loss, cost, expense (including attorney's fees and expenses), penalties and liabilities (i) arising out of any actions, suits, claims, or demands incurred as a result of or arising from acts or omissions of Buyer as owner of the Properties after the Effective Time or arising in any other manner from the ownership and operation of the Properties after the Effective Time, or (ii) resulting from or related to any representation or warranty of Buyer contained herein being untrue or any warranty, agreement, or covenant of Buyer contained herein being breached.

         4.2 Seller. Seller shall be responsible for any obligation, claim, demand, or cause of action related to the Properties which accrues or arises prior to the Effective Time, except those attributable to the negligent acts or omissions of Buyer prior to the Effective Time. Seller shall defend, save harmless, and indemnify Buyer, its officers, directors, and shareholders from all loss, cost, expense (including attorney's fees and expenses), penalties and liabilities (i) arising out of any actions, suits, claims, or demands incurred as a result of or arising from acts or omissions of Seller prior to the Effective Time, (ii) resulting from or relating to any representation or warranty of Seller contained herein being untrue or any warranty, agreement, or covenant of Seller contained herein being breached, and (iii) attributable or related to or arising out of any litigation, claims, or demands which may be instituted by Seller's security holders, creditors, or employees arising out of or related to the transactions contemplated herein.

         4.3  Environmental Matters.

         (a) Pre-Acquisition Review. Buyer shall have the right to perform an investigation of the environmental condition of the Properties (the "Pre-Acquisition Review"). To the extent Seller may do so as a non-operator, Seller agrees to grant to Buyer or its agents access to and the opportunity to inspect the Properties, interview employees, and review all of Seller's Records relevant to the Properties for the purposes of detecting the presence of hazardous or toxic substances, pollutants or other contaminants, environmental hazards, naturally occurring radioactive material (NORM), and produced water or hydrocarbons contamination of the surface or subsurface. Buyer shall indemnify Seller against any loss to the Properties or to persons or other property as a result of Buyer's inspections.

         (b) Review Results. If, as a result of the Pre-Acquisition Review, Buyer determines that the environmental condition of any portion of the Properties is unacceptable for Buyer's purposes by reason of a condition resulting from a violation of an Environmental Law having occurred (an "Environmental Defect"), Buyer shall notify Seller of the Environmental Defect prior to the Closing Date. Buyer or Seller shall have the right to (i) allow Seller a mutually agreeable time to cure the Environmental Defect, (ii) terminate this Agreement, if the cost to remedy the Environmental Defect exceeds the allocated value indicated on Exhibit "C," (iii) adjust the Purchase Price to reflect the estimated cost of remedying the Environmental Defect, or (iv) exclude the affected portion of the Properties and adjust the Purchase Price based on the Allocated Values shown on Exhibit "C." In the event Seller notifies Buyer prior to Closing that it does not agree that the condition constitutes an Environmental Defect or that the Purchase Price reduction amount is incorrect, the parties agree to negotiate in good faith to resolve such discrepancies.

         (c) Indemnification. Notwithstanding anything to the contrary contained herein, from and after the Closing, Buyer shall indemnify, defend, and hold harmless Seller against (A) any and all claims, costs, expenses, and liabilities attributable to damage to property, injury to or death of persons or other living things, natural resource damages, environmental remediation and restoration costs, or fines and penalties insofar as and only insofar as any of the foregoing results from a violation under Environmental Laws (collectively, "Claims") resulting from or attributable to, in whole or in part, either directly or indirectly, Seller's or Buyer's ownership or the operation or condition of the Properties, whether accruing or occurring before, on or after the Effective Time, and (B) Seller's and Buyer's obligations and responsibilities under CERCLA response costs incurred as a result of hazardous substances generated from the Properties before, on or after the Effective Time.

         4.4 Title Matters. Buyer shall have the right to conduct such title examination of the Properties as Buyer deems necessary or appropriate, and in the event Buyer determines that any Title Defect exists, Buyer may give Seller written notice prior to the Closing Date, of any claimed Title Defect. Each such notice shall set forth (i) a description of the matter constituting the claimed Title Defect, and (ii) the Purchase Price reduction calculated by Buyer based on the Purchase Price allocation set forth on Exhibit "C" including a detailed description of the calculation thereof. Seller shall have the right, but not the obligation, to cure any claimed Title Defect on or before the Closing. If any Title Defect shall not be cured or objected to prior to Closing, Buyer may (i) agree with Seller to extend the Closing Date for a sufficient time to cure the claimed Title Defect, (ii) waive such Title Defect, or (iii) reduce the Purchase Price by the amount set forth in the notice, and the Purchase

Price shall be adjusted in accordance with Article 3.3. In the event Seller notifies Buyer prior to Closing that it does not agree that the matter that constitutes a Title Defect or that the Purchase Price reduction amount is incorrect, the parties agree to negotiate in good faith to resolve such discrepancy.

         In the event Seller or Buyer determines that Seller's net revenue interests in any of the Properties is greater than represented on Exhibit "A," the discovering Party shall notify the other in writing and Seller shall be entitled to an upward adjustment in a mutually agreeable amount based upon the Allocated Value of the affected Property as shown on Exhibit "C."

         In the event no Purchase Price adjustment, either upward or downward as appropriate, can be agreed upon after such negotiations, the affected Property shall be removed from the sale and Buyer shall receive a downward Purchase Price adjustment equal to the allocated value of the Property as shown on Exhibit "C."

         4.5 Casualty Loss. If, prior to the Closing, all or any portion of the Properties are destroyed by fire or other casualty, are taken in condemnation or under the right of eminent domain, or proceedings for such purposes are pending or threatened (herein "Condemnation"), Buyer may elect (i) to treat the Properties affected by such Condemnation as a Title Defect in accordance with
Section 4.4, or (ii) to purchase such Properties notwithstanding any such Condemnation (without reduction of the Purchase Price therefore), in which case Seller shall, at the Closing, pay to Buyer all sums paid to Seller by third parties by reason of the Condemnation of such Properties to be assigned to Buyer and shall assign to Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from third parties arising out of the Condemnation as to such Properties. Prior to Closing, Seller shall not voluntarily compromise, settle, or adjust any amounts payable by reason of any Condemnation as to such interest to be assigned to Buyer without first obtaining the written consent of Buyer.

         4.6 Limitations on Certain Purchase Price Adjustments. Buyer may not assert any claim for adjustments to the Purchase Price for Title Defects or Environmental Defects unless and until the aggregate amount of such claims shall exceed a threshold of FIFTY-THOUSAND DOLLARS AND NO/100THS ($50,000.00) at which point the aggregate of all such claims shall be considered for adjustment.

          4.7 Due Diligence. Prior to Closing, Seller will make available the Records to Buyer and Buyer's authorized representatives for examination. Prior to Closing, Buyer at its sole cost may copy any portion of the Records as Buyer may reasonably request. Seller shall permit Buyer and Buyer's authorized representatives to consult with Seller's employees during reasonable business hours and to conduct, at Buyer's sole risk and expense, inspections and inventories of the Properties.

         4.8 Defense of Claims. If a claim arises for which either party intends to seek indemnity with respect thereto under this Agreement, such party (the "Claiming Party") shall notify the other in writing (the "Indemnifying Party") of such claim within thirty days of the date the Claiming Party becomes aware of such claim. The Indemnifying Party will promptly undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Claiming Party shall cooperate with the Indemnifying Party in connection therewith. The Indemnifying Party will keep the Claiming Party advised of the progress of the claim, shall consult with the Claiming Party prior to the settlement of any such claim, and will not settle any such claim that affects the Claiming Party or its interest in the Properties without its prior written consent. The Claiming Party's counsel may be present in all proceedings and conferences at the Claiming Party's expense. If the Indemnifying Party does not notify the Claiming Party in writing within 15 days after the receipt of the Claiming Party's notice of a claim of indemnity hereunder that it will undertake the defense thereof, or otherwise fails to undertake such defense, then the Claiming Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity (including any costs and expenses incurred by such activities). Any obligation to indemnify under this Agreement carries with it the obligation to indemnify against associated attorney fees, court costs and costs of litigation.


               ARTICLE 5. SELLER'S REPRESENTATIONS AND WARRANTIES
                          ---------------------------------------

         Seller represents and warrants to Buyer as of the date hereof and by the terms hereof will so represent and warrant to Buyer on the Closing Date as follows:

         5.1 Existence. KFOC is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified to do business in the states in which the Properties are located. KF Energy is a Texas limited partnership duly organized, validly existing, and in good standing under the laws of the state of formation, and is duly qualified to do business in the states in which the Properties are located.

         5.2 Authorization. Seller has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

         5.3 Power. Subject to preferential purchase rights and restrictions on assignment of the type typically found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or actions by other governmental entities, Seller's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or
(iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

         5.4 Conflicts. Seller's execution, delivery, and performance of this Agreement does not and will not conflict with or violate any agreement governing Seller's business or affairs, or any agreements or instruments to which Seller may be a party or by which Seller or any of Seller's properties are bound, or any law, administrative regulation or rule or court order, judgment, or decree applicable to Seller or to the Properties.

         5.5 Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will constitute a breach of, or an event of default under, any contract or agreement to which Seller is a party or by which Seller or Seller's assets are bound, or constitute the happening of an event or condition upon which any other party to such a contract or agreement may exercise any right or option which will materially adversely affect any of the Properties or the transfer of the same to Buyer; nor will the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby result in any liability to Buyer under the terms of any contracts or agreements, including any Basic Documents, contracts of employment, consultancy or for services of any kind, except insofar as Buyer may fail to comply with the terms and conditions of any such contracts or agreements.

         5.6 Bankruptcy. There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by, or threatened against Seller.

         5.7 Regulatory Violation. Seller is not aware of any violations, whether alleged or acknowledged, of any applicable regulations, rules or orders promulgated by the Federal Energy Regulatory Commission, the Department of Energy, or any other federal or state regulatory agency, or any of their predecessor agencies, which affect in any respect the value of the Properties or the production therefrom.

         5.8 Litigation. To the best of Seller's knowledge, there is neither any claim, dispute, suit, action, investigation or other proceeding pending before any court or governmental agency, nor threatened, against Seller or any affiliate of Seller or any of the Properties which has or might result in the impairment or loss of Seller's title to any of the Properties or the value therefore or impede the operation of the Properties.

         5.9 Unrecorded Documents. To the best of Seller's knowledge, there exists no unrecorded document or agreement which would result in the impairment or loss of Seller's title to the Properties or the value therefore or impede the operations thereof by Buyer.

         5.10 Taxes. To the extent that Seller is charged with remitting same. All ad valorem, property, production, excise, severance, and similar taxes and assessments based on or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom on the Properties since the derivation of each interest in the Properties by Seller until the Closing Date (the "Ownership Period") have been paid timely.

         5.11 Leases. To the best of Seller's knowledge, Seller has not received notice of and does not have knowledge of any default under the terms and provisions of the Leases.

         5.12 Suspense. To the best of Seller's knowledge, proceeds from the sale of oil, condensate and gas from the Properties attributable to Seller's interest are being received in all respects by Seller in a timely manner and are not being held in suspense for any reason. To the best of Seller's knowledge, proceeds from the sale of oil, condensate and gas from the Properties attributable to mineral or royalty interests are being received in all respects by such mineral and/or royalty interest owners in a timely manner and are not being held in suspense for any reason, except amounts validly held in suspense accounts.

         5.13 Imbalances. Except as disclosed on Schedule 5.13, there exists no imbalance regarding production taken or marketed from any Lease which could result in (i) a portion of Seller's interest in production therefrom to be taken or delivered after the Closing Date without Buyer receiving payment therefore and at the price it would have received absent such imbalance; (ii) Buyer being obligated to make payment to any person or entity as a result of such imbalance; or (iii) production being shut-in or curtailed after the Closing Date due to non-compliance with allowables, production quotas, proration rules, or similar orders or regulations of governmental authorities; and Buyer will not be obligated, by virtue of any prepayment arrangement, take-or-pay agreement, or similar arrangement, to deliver hydrocarbons produced from the Properties at some future time without then receiving full payment therefore. In the event that the Seller or Buyer determines that an additional gas imbalance exists as to Seller's interest in the Properties as of the Effective Time other than as disclosed on Schedule 5.13, then the Purchase Price will be adjusted upwards or downward as appropriate. Such adjustment shall be calculated by multiplying the amount of the volume difference by $5.65 per mcf. Adjustments as provided in this section discovered before Closing will be made at Closing, and adjustments as provided in this section discovered after Closing will be made on the Final Settlement Statement after which no further imbalance adjustments will be made.

         5.14 Tax Partnerships. Except as disclosed in writing to Buyer in a schedule to this section, the Properties are not subject to any tax partnerships, and as to any such tax partnership, the election provided under
Article 754 of the Internal Revenue Code of 1954, as amended, has been made.

         5.15 Preferential Rights. There are no preferential rights of purchase or consents to assign in favor of third parties with respect to any of the Properties and no consents to transfers thereof are required, except to the extent described in the schedule to this section. Seller shall use its best efforts to obtain a waiver of such rights prior to the Closing Date.

         5.16 Tax Returns. Seller has filed or will file all federal, state and other reports or returns, if any, required to be filed by Seller in connection with its ownership or operation of the Properties, and further, Seller has either discharged, caused to be discharged, or will discharge, all costs, expenses, charges, debts, and taxes of every kind and character, including, without limitation, severance taxes attributable or relating to Seller's ownership or operation of the Properties or revenues or income therefrom, to the extent that Seller as non-operator is responsible for paying or remitting same.

         5.17 Expenses Paid. All material expenses and liabilities relating to the ownership or operation of the Properties by Seller have been and are being timely paid by Seller, and as to the Properties operated by third parties, to the best of Seller's knowledge, all material expenses and liabilities have been and are being timely paid.

         5.18 AFEs. Except as disclosed in Schedule 5.18, other than those attributable to the Development Wells, to the best of Seller's knowledge, there are no currently outstanding AFEs as of the Closing Date that are in excess of $25,000.

         5.19 Equipment Compliance. To the best of Seller's knowledge, all of the personal property, fixtures, equipment, and improvements on the Leases are in compliance with all applicable laws and regulations.

         5.20 Environmental Consents. With respect to the Properties, Seller has not entered into, and, to the best of Seller's knowledge, no predecessor to Seller or operator of any Property has entered into, or is subject to, any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of governmental authorities in existence at the date of this Agreement based on any Environmental Laws that relate to the future use of any of the Property or that require any change in the present conditions of any of the Property. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any agreements, consents, orders, decrees, judgments, license or permit conditions, or, to the best of Seller's knowledge, require the consent or approval of any agency charged with enforcing any Environmental Law.

         5.21 Licenses. Except in instances where Buyer is operator of a Property, Seller, or to the best of Seller's knowledge, the operator of the Properties, has obtained and holds, or has caused to be obtained and to be held, in good standing, all licenses, permits, or other authorizations necessary to carry on business connected with the Properties as currently conducted where failure to obtain such licenses, permits, or other authorizations would have an adverse effect on the Properties or operations thereof by Buyer.

         5.22 Brokers' Fees. Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Buyer shall have any responsibility whatsoever.

         5.23 Environmental Condition. To the best of Seller's knowledge, Seller is not aware of any Claims, as described in Section 4.3(c), which have been asserted or could be asserted, and has not received a written notice of a violation of an Environmental Law with respect to the Properties that has not been finally resolved and closed.


                ARTICLE 6. BUYER'S REPRESENTATIONS AND WARRANTIES
                           --------------------------------------

         Texland and Parallel, each as to itself only, represent and warrant to Seller as follows:

         6.1 Existence. Texland is a Texas limited partnership duly organized, validly existing, and in good standing under the laws of the state of its formation, and is duly qualified to do business in the states in which the Properties are located. Parallel is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of its formation, and is duly qualified to do business in the states in which the Properties are located.

         6.2 Authorization. Buyer has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

         6.3 Power. Subject to rights to consents by, required notices to, and filings with or other actions by governmental entities, Buyer's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

         6.4 Conflicts. Buyer's execution, delivery, and performance of this Agreement will not conflict with or violate any material agreement governing Buyer's organization, management, business or affairs, including Buyer's certificate, articles, or, in any material respect, any agreement or instrument to which Buyer may be a party or by which Buyer is bound, or any material law, administrative regulation or rule, court order, judgment, or decree applicable to Buyer.

         6.5 Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a material breach of, or an event of default under, any material contract or agreement to which Buyer is bound, or by which Buyer may be bound or affected; nor will the execution of this Agreement or the consummation of the transactions contemplated hereby by Buyer result in any liability to Seller under the terms of any contracts or agreements, including contracts of employment, consultancy, or for services of any kind except as otherwise provided herein.

         6.6 Brokers' Fees. Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Seller shall have any responsibility whatsoever.

         6.7 Further Distribution. Buyer is purchasing the Properties for its own account and does not currently intend to offer any of the Properties for resale in such a manner that would subject the sale of such Properties to the jurisdiction of the Securities and Exchange Commission or any applicable state security law.

         6.8 Licenses. Buyer possesses all required governmental licenses, permits, bonds, certificates, orders and authorizations necessary to own or operate the Properties.

         6.9 Cash on Hand. Buyer shall have on the Closing Date and thereafter, sufficient cash to enable it to make payment in immediately available funds of the Purchase Price when due and any other amounts to be paid by it hereunder.

                     ARTICLE 7. BUYER'S CONDITIONS PRECEDENT
                                ----------------------------

         7.1 Conditions Precedent to Obligations of Buyer. Unless otherwise specifically provided herein, Buyer may, at its option and in its sole discretion, terminate its obligations hereunder if the following conditions have not been fulfilled at the Closing: (i) the condition that Buyer have an opportunity to conduct a due diligence review of Seller's Records and files relative to the Properties and Leases and Pre-Acquisition Review; (ii) the condition that Seller shall have performed all of its material obligations hereunder to be performed at or prior to the Closing; (iii) the condition that no suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit the Closing or seeking damages against Buyer as a result of the consummation of the transactions contemplated by this Agreement; and, (iv) the condition that operations on all Properties currently operated by Seller shall be transferred to Texland effective as of the Closing Date, or such other date mutually agreed to by Buyer and Seller.

         7.2 Third Party Consents. Prior to the Closing, Seller shall have received all material consents, permissions, and approvals by third parties in connection with the sale and transfer of the Properties including consents and approvals of lessors, lending institutions, creditors, and appropriate regulatory agencies, and all necessary waivers of any preferential and similar rights of third parties to purchase any part of the Properties ("Third Party Consents"). In the event Seller has not received all of the Third Party Consents by the Closing Date, then, at Buyer's option and with the agreement of Seller, Buyer may either (i) proceed to close on such Property or Properties that are still subject to Third Party Consents, in which event Buyer shall be responsible for compliance with such rights, or (ii) delete such Property or Properties that are still subject to Third Party Consents from the Closing and reduce the Purchase Price based on the Purchase Price allocation set forth on Exhibit "C," and upon Seller either obtaining the necessary Third Party Consents or failing to have obtained them within six (6) months following the Closing Date, Seller and Buyer shall either close on such Property or Properties or Buyer shall release any and all rights that it owns to acquire such Property or Properties.


                    ARTICLE 8. SELLER'S CONDITIONS PRECEDENT
                               -----------------------------

         8.1 Conditions Precedent to Obligations of Seller. Unless otherwise specifically provided herein, Seller may, at its option and in its sole discretion, terminate its obligations hereunder if the following conditions have not been fulfilled at the Closing: (i) the condition that Buyer performs all of its material obligations hereunder to be performed at or prior to the Closing; and (ii) the condition that no suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit the Closing or seeking damages against Seller as a result of the consummation of the transactions contemplated by this Agreement.


                         ARTICLE 9. RIGHT OF TERMINATION
                                    --------------------

         9.1 Termination. This Agreement and the transactions contemplated hereby may be terminated in the following instances: (i) by Seller, if the conditions set forth in Article 8 are not satisfied or waived as of the Closing;
(ii) by Buyer, if the conditions
set forth in Article 7 are not satisfied or waived as of the Closing; (iii) by Buyer or Seller, if Buyer's due diligence review should uncover any matter which impairs the value of the Properties by FIVE-HUNDRED THOUSAND DOLLARS AND NO/100THS ($500,000.00) or more (including, but not limited to, a Title Defect or Environmental Defect); (iv) by either party, if, through no fault of its own, the Closing does not occur on or before October 31, 2004; (v) by either Seller or Buyer if there has been a material breach of the representations and warranties made by Seller in Article 5 and by Buyer in Article 6; and (vi) at any time by the mutual written agreement of Buyer and Seller.

         9.2 Liabilities Upon Termination. If this Agreement is terminated for any reason or is breached, nothing contained in this Agreement shall be construed to limit Buyer's or Seller's legal or equitable remedies including, without limitation, damages for the breach or failure of any representation, warranty, covenant, or agreement contained herein and the right to enforce specific performance of this Agreement.

                  ARTICLE 10. TRANSACTIONS AT AND AFTER CLOSING
                              ---------------------------------

         10.1 Closing Documents. On or before the Closing, each of the parties shall deliver to the other such instruments and documents as are reasonably necessary or desirable in order to carry out the purposes of this Agreement, such instruments and documents to be in form and substance reasonably satisfactory to counsel to the other.

         10.2 Time and Place of Closing. The Closing shall be held in Seller's offices in Tulsa, Oklahoma (or at such time and place as Buyer and Seller may agree upon in writing).

         10.3 Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others ("Closing Obligations"):

(a) Seller shall execute, acknowledge and deliver to Buyer assignments, bills of sale and conveyances in the form attached as Exhibit "B" (the "Assignment") conveying the Properties effective as of the Effective Time to Buyer.

(b) Seller and Buyer shall execute and deliver a settlement statement that shall set forth the Purchase Price, each adjustment pursuant to Article 3.3, as applied at the Closing Date, each of which shall be calculated using the best information available as of a date or dates immediately preceding the Closing, and the resulting adjusted Purchase Price (the "Closing Amount");

         (c) Seller shall deliver to Buyer possession of the Properties and transfer operations to Texland on any of the Properties currently operated by Seller;

         (d) A non-foreign affidavit in the form of Exhibit "D" attached hereto;

         (e) Seller and Buyer shall execute, acknowledge, and deliver (i) P-4s and all other necessary documentation necessary to transfer operations on the Properties currently operated by Seller [except for the Lineberry (SA & CF) Unit

         #2 Well, which shall continue to be operated by Seller until it is remediated pursuant to the terms of Section 3.3(a)(iv). ] and (ii) transfer orders or letters in lieu, directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Properties;

         (f) The Records shall be delivered to Buyer;

(g) Seller shall deliver to Buyer a certified copy of a resolution from Seller's Board of Directors, authorizing the sale of the Properties;

         (h) Seller and Buyer shall each execute such other documents as may be reasonably required by each other, consistent with the provisions of this Agreement;

         (i) Buyer shall deliver to Seller, by wire transfer, the amount due at Closing.

         10.4  Further Assurances.

         (a) From time to time after Closing, Seller and Buyer shall execute, acknowledge, and deliver to the other such further instruments, and take such other action as may be reasonably requested to more effectively assure to said party all of the respective properties, rights, titles, interests, and estates intended to be assigned and delivered in consummation of the transactions contemplated by this Agreement.

         (b) From and after Closing, promptly after their receipt thereof, but only to the extent that such proceeds shall not have been the subject of an adjustment to the Purchase Price, (i) Seller agrees to pay promptly to Buyer any and all proceeds received by Seller that are attributable to the production of hydrocarbons from the Properties on or after the Effective Time, and (ii) Buyer agrees to pay to Seller any and all proceeds received by Buyer that are attributable to the production of hydrocarbons from the Properties prior to the Effective Time. Both Seller and Buyer may deduct from the proceeds applicable expenses paid that have not been previously accounted for as an adjustment to the Purchase Price.

         10.5 Post-Closing Adjustments. If necessary and within 90 days after the Closing, Seller will prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a proposed statement (the "Final Settlement Statement") setting forth each adjustment or payment that was not finally determined as of the Closing Date (including the payments and deductions made under Article 10.4 (b) above) and showing the calculation of such adjustments and the resulting final Purchase Price (as set forth in the Final Settlement Statement, the "Final Purchase Price"). As soon as practicable after receipt of the preliminary Final Settlement Statement, Buyer shall return a written report containing any proposed changes to the preliminary Final Settlement Statement. The parties undertake to agree with respect to the amounts due pursuant to such post-Closing adjustments no later than 120 days after the Closing. In the event that (a) the Purchase Price is more than the Final Purchase Price, Seller shall pay to Buyer the amount of such difference, or (b) the Purchase Price is less than the Final Purchase Price, Buyer shall pay to Seller the amount of such difference, in either event by wire transfer or other immediately available funds.

         10.6 Files and Records Seller shall have reasonable access to, and right to copy any of, the Records delivered to Buyer after the Closing, to the extent Buyer has retained the Records. Seller shall reimburse Buyer for Buyer's out-of-pocket costs incurred in providing Seller such access or copies.


                            ARTICLE 11. MISCELLANEOUS
                                        -------------

         11.1 Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered or if mailed by registered or certified mail, postage prepaid, addressed to the party being notified as set forth below. Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. Notices to Seller and Buyer shall be made at the addresses set forth below:

         Seller:           .........Kaiser-Francis Oil Company
                                                     and
                           .........KF Energy Limited Partnership
                           .........6733 South Yale Ave.
                           .........Tulsa, Oklahoma 74136
                           .........ATTN:  Jim Sullivan
                           .........Fax:  (918) 491-4694

         Buyer:                     Texland Petroleum, L. P.
                                    777 Main Street, Suite 3200
                                    Fort Worth, Texas  76102
                                    ATTN:  Mr. R. J. Schumacher
                                    Tel:  (817) 336-2751
                                    Fax:  (817) 900-1291

                                    Parallel L. P.
                                    1004 North Big Spring Street, Suite 400
                                    Midland, Texas  79701
                                    ATTN:  Mr. John Rutherford
                                    Tel:  (432) 684-3727
                                    Fax:  (432) 684-3905

         11.2 Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

         11.3 Expenses. Each party hereto will bear and pay its own expenses of negotiating and consummating the transactions contemplated hereby. Buyer shall pay to Seller and Seller shall remit, upon concurrence of Buyer, all sales and other transfer taxes, if any, incurred in connection with this transaction contemplated by this Agreement. Buyer shall pay all documentary, filing, and recording fees.

         11.4 Article Headings. The Article headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.5 Amendment. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

         11.6 Gender. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate, or other entity.

         11.7 Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

         11.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights, or remedies.

         11.9 Survivability. Except as otherwise specifically provided in this Agreement and except to the extent fully performed or waived prior to Closing, all indemnifications, covenants, agreements, representations, guaranties, and warranties shall survive the execution of the Agreement, the Closing, and the delivery and recordation of any deeds, assignments, or bills of sale which convey the Properties from Seller to Buyer; however, the representations and warranties of Seller contained in Article 5 hereof shall expire twelve months after the Closing Date, and no claim or action may brought against Seller with respect to a breach thereof unless written notice is given to Seller on or before twelve months after of the Closing Date. In the event of an inconsistency between the terms of any document delivered at Closing and this Agreement, the terms of this Agreement shall govern.

         11.10 Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

         11.11 Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed under the laws of the State of Texas (excluding any conflict of laws provision that would require the application of the law of any other jurisdiction). Any claims, disputes or causes of action resulting from or arising out of this Agreement shall be brought, heard and resolved exclusively in a Federal or state court having jurisdiction covering or located in Andrews County, Texas.

         11.12 Deceptive Trade Practices Waiver. To the extent applicable, Buyer waives Buyer's rights under the provisions of the Texas Deceptive Trade Practices - Consumer Protection Act, Sections 17.41 et seq. of the Texas Business and Commerce Code.

         11.13 Press Releases. Seller and Buyer shall consult with each other prior to the issuance of any press releases or other public announcements concerning this transaction.

         11.14 Buyer Liability. Texland and Parallel are proportionately liable and responsible for the obligations of Buyer under this Agreement in accordance with Buyers' Acquisition Percentages, and it is agreed and understood that the liability of Texland and Parallel hereunder is several and not joint liability.

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the day and year first above written.

                                 SELLER:

                                 KAISER-FRANCIS OIL COMPANY, A DELAWARE
                                 CORPORATION


                                 By: /s/ James A. Willis
                                     -----------------------------------------
                                     James A. Willis, Executive Vice President

                                 KF ENERGY LIMITED PARTNERSHIP
                                 By:  KF Energy, L.L.C., its General Partner


                                 By: /s/ Brent Meadows
                                     -----------------------------------------
                                     Brent Meadows, President

                                 BUYER:

                                 TEXLAND PETROLEUM, L. P., A TEXAS LIMITED
                                 PARTNERSHIP
                                 By:  Texpet Mgt. L.L.C., its General Partner


                                 By: /s/ James H. Wilkes
                                     -----------------------------------------
                                     James H. Wilkes, President and COO

                                 BUYER:



                                 PARALLEL L. P., A TEXAS LIMITED PARTNERSHIP
                                 By:   Parallel Petroleum Corporation, its
                                       General Partner

                                 By: /s/ John Rutherford
                                     -----------------------------------------
                                     John Rutherford, Vice President

                                   EXHIBIT "A"

          Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller and, TEXLAND PETROLEUM, L.P., and PARALLEL, L.P., as Buyer, dated October 8, 2004.


                                 Lineberry Unit
                                 --------------

LEASE DATE:       6/10/57
LESSOR:           General American Oil Company of Texas
LESSEE:           Oscar Bourg
RECORDED:         Book 203, Page 244
DESCRIPTION:      Insofar and only insofar as said lease covers the SW/4 and the
                  W/2 NW/4 of Section 15, Block A-26, Public School Lands,
                  Andrews County, Texas

LEASE DATE:       6/10/57
LESSOR:           Richard H. Knox, W. W. West and G. D. Putnam
LESSEE:           Oscar Bourg
RECORDED:         Book 203, Page 247
DESCRIPTION:      Insofar and only insofar as said lease covers the
                  SW/4 and the W/2 NW/4 of Section 15, Block A-26,
                  Public School Lands, Andrews County, Texas

LEASE DATE:       6/10/57
LESSOR:           Lario Oil and Gas Company and H. E. Miller
LESSEE:           Oscar Bourg
RECORDED:         Book 203, Page 249
DESCRIPTION:      Insofar and only insofar as said lease covers the SW/4 and the
                  W/2 NW/4 of Section 15, Block A-26, Public School Lands,
                  Andrews County, Texas

LEASE DATE:       9/12/90
LESSOR:           Shell Western E & P Inc.
LESSEE:           Marshall Petroleum, Inc.
RECORDED:
DESCRIPTION:      Salt Water Disposal Agreement

LEASE DATE:       2/25/57
LESSOR:           Lario Oil and Gas Company
LESSEE:           Oscar Bourg
RECORDED:         Book 195, Page 544
DESCRIPTION:      W/2 of Section 16, Block A-26, Public School Land,
                  Andrews County, Texas

LEASE DATE:       2/1/52
LESSOR:           Richard H. Knox, W. W. West and G. D. Putnam
LESSEE:           F. M. Jackson, L. W. Douglas, Jr., Robert C. Whitaker,
                  a partnership of Jackson, Douglas & Whitaker
RECORDED:         Book 108, Page 582
DESCRIPTION:      Insofar as said lease covers the W/2 of Section 16, Block
                  A-26, PSL, Andrews County, Texas

LEASE DATE:       2/1/52
LESSOR:           Evelyn Lineberry, Independent Executrix and Trustee of the
                  Estate of W. F. Scarborough, dec/d
LESSEE:           F. M. Jackson, et al
RECORDED:         Book 109, Page 297
DESCRIPTION:      Insofar as said lease covers the W/2 of Section 16, Block
                  A-26, PSL, Andrews County, Texas

LEASE DATE:       2/1/52
LESSOR:           General American Oil Company
LESSEE:           F. M. Jackson, et al
RECORDED:         Book 108, Page 586
DESCRIPTION:      Insofar as said lease covers the W/2 of Section 16, Block
                  A-26, PSL, Andrews County, Texas

LEASE DATE:       2/1/52
LESSOR:           H. E. Miller
LESSEE:           F. M. Jackson, et al
RECORDED:         Book 114, Page 161
DESCRIPTION:      Insofar as said lease covers the W/2 of Section 16, Block
                  A-26, PSL, Andrews County, Texas

LEASE DATE:       Effective 4/1/96
GRANTOR:          Texland Petroleum, Inc.
GRANTEE:          JMC Exploration, Inc., Arkoma Star L.L.C. and Kaiser-Francis
                  Oil Company
RECORDED:         Book 697, Book 871
DESCRIPTION:      Special Surface Deed

                                   Grogan Unit
                                   -----------

LEASE DATE:       4/15/65
LESSOR:           D. S. (Jack) Grogan, Individually and Agent and as AIF for
                  Beatrice Cochran Benge, a widow, et al
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 317
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Louise Hill Rogers, a widow
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 417
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Beverly Grogan Blake
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 418
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Mildred Von Baden
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 421
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Nauvaree Grogan Feille
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 420
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Geo. L. Grogan, Jr., et al
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 424
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           C. M. Grogan, Indiv. And Agent and AIF for Evelyn Grogan
                  Anderson, a widow, et al
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 426
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Clarence E. Grogan
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 321, Page 93
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas


LEASE DATE:       4/15/65
LESSOR:           Shirley M. Few, a widow
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 485
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Susie Grogan, a widow
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 471 and/or Book 324, Page 471
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           Y'delle Grogan Lamm
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 500
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       4/15/65
LESSOR:           May Cobb Grogan and H. N. Grogan Trust
LESSEE:           Rusk Oil Corporation
RECORDED:         Book 320, Page 499
DESCRIPTION:      NW/4 SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       2/3/57
LESSOR:           Clarence E. Grogan, et al
LESSEE:           D. L. Dorland
RECORDED:         Book 197, Page 202
DESCRIPTION:      SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       2/3/57
LESSOR:           May Cobb Grogan, et al
LESSEE:           D. L. Dorland
RECORDED:         Book 197, Page 215
DESCRIPTION:      SW/4, Section 21, Block A-31, PSL, Andrews County, Texas

LEASE DATE:       2/3/57
LESSOR:           D. S. (Jack) Grogan, et al
LESSEE:           D. L. Dorland
RECORDED:         Book 201, Page 257
DESCRIPTION:      Correction to Oil, Gas and Mineral Lease: SW/4 Section 21,
                  Block A-31, PSL, Andrews County, Texas

Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller and, TEXLAND PETROLEUM, L.P., and PARALLEL, L.P., as Buyer, dated October 7, 2004.


                         DESCRIPTION OF FULLERTON FIELD
                        COOPERATIVE AGREEMENTS INVOLVING
                           KAISER FRANCIS OIL COMPANY
                              ANDREWS COUNTY, TEXAS


Scarborough Unit & Lineberry Unit
Cooperative Development Agreement
Dated December 1, 1995
Between Texland/JMC Joint Venture
                Kaiser Francis Oil Company
(Including all Cooperative Wells subject to the agreement))


Logsdon-Grogan
Cooperative Development Agreement
Dated February 23, 1996
Between Texland/JMC Joint Venture
                Kaiser Francis Oil Company
(Including all Cooperative Wells subject to the agreement)


Cooperative Injection Agreement
Scarborough - Lineberry Leases
Andrews County, Texas
Dated May 6, 1996
Between Kaiser Francis Oil Company
                Sage Energy Company
                Texland/JMC Joint Venture
(Including all Cooperative Wells subject to the agreement)


Cooperative Injection Agreement
Shelton - Redus - Redus A - Logsdon E
Dated April 1, 2001
Between Kaiser Francis Oil Company
                Sage Energy Company
             Texland/JMC Joint Venture
(Including all Cooperative Wells subject to the agreement)

Attached to and made a part of that certain Purchase and Sale Agreement Between KAISER-FRANCIS OIL COMPANY, and KF Energy Limited Partnership as Seller, and TEXLAND PETROLEUM, L. P., and PARALLEL L. P., as Buyer, dated October 8, 2004.


                DESCRIPTION OF UNITS AND INTERESTS BEING CONVEYED




                                                                                              WORKING       NET REVENUE
UNIT NAME               LOCATION                                COUNTY          STATE        INTEREST         INTEREST
GROGAN UNIT             SEC 21, BLOCK A-31, PSL                 ANDREWS         TEXAS        0.5000000       0.3689394

LINEBERRY UNIT          SEC 15&16, BLOCK A-26 PSL               ANDREWS         TEXAS        0.6736497       0.5218499


                                   EXHIBIT "B"

Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L. P., and PARALLEL L. P., as Buyer, dated October 8, 2004.



                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS         ss.
                       ss.                      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ANDREWS      ss.

         THAT, KAISER-FRANCIS OIL COMPANY, a Delaware corporation, and KF ENERGY LIMITED PARTNERSHIP, a Texas limited partnership, both whose mailing address is 6733 S. Yale, Tulsa, Oklahoma 74136 (herein referred to as "Assignor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby bargain, sell, transfer, assign, convey and deliver (i) an undivided 25% unto TEXLAND PETROLEUM, L. P., a Texas limited partnership ("Texland"), whose mailing address is 777 Main Street, Suite 3200, Fort Worth, Texas 76102, and
(ii) an undivided 75% unto PARALLEL L. P., A TEXAS LIMITED PARTNERSHIP ("Parallel"), whose mailing address is 1004 North Big Spring Street, Suite 400, Midland, Texas 79701, herein collectively referred to as "Assignee," of all Assignor's undivided interests in, to and under the lands, leases, wells and agreements described on Exhibit "A," including, but not limited to, all of Assignor's leasehold interests, operating rights, interests in cooperative well agreements, overriding royalty interests, reversionary interests, net profits interests, surface interests, mineral interests, royalty interests, and any other similar or dissimilar interest in the lands, leases and wells, together with rights in any pooled or unitized acreage by virtue of any lands covered by the Leases being a part thereof, including, but not limited to, all of Assignor's right, title and interest in, to, under and derived from:

                  (A) The oil, gas and mineral leases, lands and wells described in Exhibit "A" attached hereto (the "Leases"), including all of Assignor's leasehold interests, mineral interests, royalty interests, operating rights, reversionary interests, net profits interests, net revenue interests, and any other similar or dissimilar interest in the lands, leases and wells, together with rights in any pooled or unitized acreage by virtue of any lands covered by the Leases being a part thereof, all production from the pool or unit allocated to any such Leases, and all interests in any wells within the pool or unit associated with the Leases;

                  (B) The equipment and other personal and mixed property, improvements, easements, rights-of-way, permits, licenses, servitudes and any other estates situated in or upon, or used or useful, or held for future use in connection with the exploration, development and production of oil, gas and other minerals, sulfur, associated gas from any of the Leases or the treatment, storage or transportation of such substances therefrom, including wells, casing, tubing, derricks, tanks, batteries, boilers, separators, rods, pumps, flow lines, water lines, gas lines, buildings, fixtures, machinery, gas gathering or processing systems or pipelines, power lines, telephone and telegraph lines, and all other fixtures and improvements, currently located on the Leases or lands pooled therewith or located thereon as of the Effective Time;

                  (C) All contracts and contractual rights, including, but not limited to, operating rights, joint operating agreements; oil, gas, liquids, casinghead gas and condensate purchase, sales, processing, gathering, treatment, compression and transportation agreements; farmout or farmin agreements; joint ventures; dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; servicing contracts, easement and/or right-of-way agreements; easements, rights-of-way, permits, licenses, servitudes, surface leases, saltwater disposal agreements or other interests appertaining to the Leases or the interests described above; and all other executory contracts and agreements insofar as the same relate directly to the above described interests;

                  (D) All easements, rights-of-way, licenses, authorizations, permits, and similar rights and interests applicable to, or used or useful in connection with, any or all of the above-described interests;

                  (E) With the exception of Assignor's financial and general tax records, all lease files, land files, well files, gas and oil sales contract files, gas processing files, copies of accounting records and information relating directly to production from and expenses attributable to the above described interests which are reasonably requested by Buyer, abstracts, title opinions, well logs, cores, production data, and all other similar books, files and records, information, and data (including engineering and geological data, but excluding geophysical data), and all rights thereto, of Assignor insofar as the same are directly related to any of the above described interests, to the extent the transfer thereof is not prohibited by existing contractual obligations with third parties; and

                  (F) All oil, gas and associated liquid and gaseous hydrocarbons stored upon or produced from the Leases after the Effective Time;

the properties and rights described in (A) through (E) above being collectively referred to herein as the "Properties"; it being the intent hereof to convey to Assignee all of Assignor's interest in and to the Properties listed in Exhibit "A."

         This Assignment is made and accepted upon the following terms and conditions:

         1. This Assignment shall be effective as of the 1st day of September, 2004, at 7:00 a.m., local time, where the Properties are located (the "Effective Time"), regardless of the date of execution.

         2. Assignor will execute and deliver all such other and additional instruments, notices, releases, and other documents and will do all such other acts as may be necessary to more fully assign to Assignee or its successors or assigns all of the respective rights and interests herein and hereby granted or intended to be granted.

         3. As part of the consideration for the execution and delivery of this instrument by Assignor, Assignee agrees to all of the terms and provisions hereof and joins in the execution of this instrument to evidence this agreement.

         TO HAVE AND TO HOLD the Properties together with all and singular the rights and privileges pertaining thereto, without warranty of title, either express or implied, as to the Oil and Gas Leases described on Exhibit "A," subject to the matters set forth herein; PROVIDED, HOWEVER, THIS ASSIGNMENT AND BILL OF SALE IS MADE AND ACCEPTED WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED IN FACT OR BY LAW, WITH RESPECT TO ORIGIN, QUANTITY, QUALITY, OPERATING CONDITION, SAFETY OF EQUIPMENT, COMPLIANCE WITH GOVERNMENT REGULATIONS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR PURPOSES, CONDITION, THE QUANTITY, VALUE OR EXISTENCE OF RESERVES OF OIL, GAS OR OTHER MINERALS PRODUCIBLE OR RECOVERABLE FROM THE LEASES OR WELLS, OR OTHERWISE, CONCERNING THE SUBJECT PROPERTY. ASSIGNEE HAS INSPECTED THE SUBJECT MATERIAL, EQUIPMENT AND PERSONAL PROPERTY AND ACCEPTS THE SAME "AS IS, WHERE IS AND WITH ALL FAULTS", provided, further, this Assignment and Bill of Sale is made with full substitution and subrogation of Assignee in and to all covenants and warranties by others heretofore given or made in respect to the Properties or any part thereof insofar as such covenants and warranties extend beyond the Effective Time hereof.

         This Assignment and Bill of Sale is made subject to that certain Purchase and Sale Agreement between Assignor and Assignee dated the 8th day of October, 2004, (the "Purchase and Sale Agreement") the terms of which are incorporated herein by this reference.

         IN WITNESS WHEREOF, this instrument is executed on the respective dates indicated in the acknowledgments of the signatory parties hereto (the last of such dates being herein referred to as the "Execution Date"), but effective for all purposes as of the Effective Time.

                                    ASSIGNOR:

                                    KAISER-FRANCIS OIL COMPANY, A DELAWARE
                                    CORPORATION


                                    By:
                                      -----------------------------------------
                                      James A. Willis, Executive Vice President


                                    KF ENERGY LIMITED PARTNERSHIP
                                    By:  KF Energy L.L.C., its General Partner


                                    By:
                                       ----------------------------------------
                                       Brent Meadows, President



                                    ASSIGNEE:

                                    TEXLAND PETROLEUM, L. P., A TEXAS LIMITED
                                    PARTNERSHIP
                                    By: Texpet Mgt, L.L.C., its General Partner


                                    By:
                                       ----------------------------------------
                                       James H. Wilkes, President and COO



                                    PARALLEL L. P., A TEXAS LIMITED PARTNERSHIP
                                    By:   Parallel Petroleum Corporation,
                                          its General Partner


                                    By:
                                       ----------------------------------------
                                       John Rutherford, Vice President

                                   EXHIBIT "C"


Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L. P., and PARALLEL L. P., as Buyer, dated October 8, 2004.


                              Allocation of Values


Grogan Unit                $1,330,000

Lineberry Unit             $6,170,000
                           ----------
Total                      $7,500,000
                           ==========


Note: The allocation above is only for purposes of adjusting the Purchase Price in the event of a title or environmental defect pursuant to this Agreement and is not to be considered binding for income tax purposes.

                                   EXHIBIT "D"

Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L. P., and PARALLEL L. P., as Buyer, dated October 8, 2004.

                          FORM OF NON-FOREIGN AFFIDAVIT
                      EXEMPTION FROM WITHHOLDING OF TAX FOR
                  DISPOSITIONS OF U.S. REAL PROPERTY INTERESTS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property Interest must withhold tax if the transferor is a foreign person. To inform _________________________ that withholding of tax is not required upon the disposition of a real property interest by Kaiser-Francis Oil Company, the undersigned hereby certifies the following:

1. Kaiser-Francis Oil Company is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation.

2. Kaiser-Francis Oil Company's taxpayer identification number is 73-1006655.

3. Kaiser-Francis Oil Company's office address is 6733 S. Yale, Tulsa, Oklahoma 74136.

Kaiser-Francis Oil Company understands that this certification may be disclosed to the Internal Revenue Service by _____________________________________ and
that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document.

                                        KAISER-FRANCIS OIL COMPANY

                                        By:
                                           -----------------------------------
                                        Printed Name:
                                                     -------------------------
                                        Title:
                                              --------------------------------

                                   EXHIBIT "D"

Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L. P., and PARALLEL L. P., as Buyer, dated October 8, 2004.

                          FORM OF NON-FOREIGN AFFIDAVIT
                      EXEMPTION FROM WITHHOLDING OF TAX FOR
                  DISPOSITIONS OF U.S. REAL PROPERTY INTERESTS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property Interest must withhold tax if the transferor is a foreign person. To inform _________________________ that withholding of tax is not required upon the disposition of a real property interest by KF Energy Limited Partnership, the undersigned hereby certifies the following:

1. KF Energy Limited Partnership is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation.

2.       KF Energy Limited Partnership's taxpayer identification number is
         20-1008850.

3. KF Energy Limited Partnership's office address is 6733 S. Yale, Tulsa, Oklahoma 74136.

KF Energy Limited Partnership understands that this certification may be disclosed to the Internal Revenue Service by _____________________________________ and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document.

                                        KF ENERGY LIMITED PARTNERSHIP
                                        By:  KF Energy, L.L.C.,
                                             its General Partner

                                        By:
                                           -----------------------------------
                                        Printed Name:
                                                     -------------------------
                                        Title:
                                              --------------------------------

                                  Schedule 5.13

Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L.P., and PARALLEL L.P., as Buyer, dated October 8, 2004.


                                 Gas Imbalances


                                     (None)

                                  Schedule 5.14

Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L.P., and PARALLEL L.P., as Buyer, dated October 8, 2004.



                                Tax Partnerships


                                     (None)

                                  Schedule 5.15

Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L.P., and PARALLEL L.P., as Buyer, dated October 8, 2004.



                               Preferential Rights


                                     (None)

                                  Schedule 5.18


Attached to and made a part of that certain Purchase and Sale Agreement between KAISER-FRANCIS OIL COMPANY and KF Energy Limited Partnership, as Seller, and TEXLAND PETROLEUM, L.P., and PARALLEL L.P., as Buyer, dated October 8, 2004.


                                      AFE's


(None, other than those attributable to the New Developments Wells, which Buyer has full knowledge of and therefore are not listed here)